UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2017

Yinfu Gold Corporation

(Exact Name of Registrant as Specified in Charter)

Wyoming	333-152242	20-8531222
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 2408, Dongfang Science and Technology Mansion, Nanshan District, Shenzhen, China 518000

(Address of Principal Executive Offices) (Zip Code)

86)755-8316-0998

Registrant’s telephone number, including area code

(Former Name or Former Address

if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant

(a) Previous independent registered public accountants

1. Effective December 1, 2017 the Board of Directors of Yinfu Gold Corporation., (the “Company”) dismissed Anthony Kam & Associates, Ltd. (“AKAM”) of Hong Kong, as the Company’s auditor.

a. On November 29, 2017 Yinfu Gold Corporation received notification from the US Securities and Exchange Commission (“SEC”) that the Public Company Accounting Oversight Board (“PCAOB”) has revoked the registration of our independent registered public accounting firm, Anthony Kam & Associates Ltd.

b. The Company engaged AKAM on July 1, 2016. During the period July 1, 2016 to December 1, 2017 there were no disagreements with AKAM on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to AKAM’s satisfaction, would have caused the auditor to make reference to the subject matter of the disagreement in connection with his report.

c. During the period from July 1, 2016 to December 1, 2017, there have been no reportable events (as defined in Regulation S-K Item 304(a)(1)(iv)).

d. During the period from July 1, 2016 to December 1, 2017 AKAM did not advise the Company that the internal controls necessary for the Company to develop reliable financial statements did not exist.

e. During the period from July 1, 2016 to December 1, 2017 AKAM did not advise the Company that any information had come to their attention which had led them to no longer be able to rely on management’s representation, or that had made AKAM unwilling to be associated with financial statements prepared by management.

f. During the period from July 1, 2016 to December 1, 2017 AKAM did not tender any reports or audit opinions on the Company’s financial statements nor did AKAM render an adverse opinion or disclaimer of opinion. However, we are of the opinion that had AKAM tendered any reports on the Company’s financial statements for fiscal years 2016 and 2017, those reports would have contained explanatory paragraphs noting that there was substantial doubt about the Company’s ability to continue as a going concern.

g. During the period from July 1, 2016 to December 1, 2017 AKAM did not advise the Company that the scope of any audit needed to be expanded significantly or that more investigation was necessary.

h. During the period from July 1, 2016 to December 1, 2017 AKAM did not advise the Company that there was any information which the accountant concluded would materially impact the fairness and reliability of either (i) a previously issued audit report or the underlying financial statements, or (ii) the financial statements issued or to be issued covering the fiscal period(s) subsequent to the date of the most recent financial statements covered by an audit report (including information that, unless resolved to the accountant’s satisfaction, would prevent it from rendering an unqualified audit report on those financial statements.

i. The Company has requested, but has not received a letter from AKAM addressed to the SEC stating whether or not it agrees with the above statements. We will file the letter with the SEC immediately upon receipt.

j. We have authorized AKAM to respond fully to the inquiries of the successor accountant.

k. The Company provided a copy of the foregoing disclosures to AKAM prior to the date of the filing of this Report.

(b) New independent accountants

Effective December 1, 2017, the Company has engaged WWC, Professional Corporation (“WWC”) of San Mateo, California as its new registered independent public accountant. Prior to December 1, 2017 the Company did not consult with WWC regarding (i) the application of accounting principles to a specified transaction, (ii) the type of audit opinion that might be rendered on the Company’s financial statements by WWC in either case where written or oral advice provided by WWC would be an important factor considered by us in reaching a decision as to any accounting, auditing or financial reporting issues or (iii) any other matter that was the subject of a disagreement between us and our former auditor or was a reportable event (as described in Items 304(a)(1)(iv) or Item 304(a)(1)(v) of Regulation S-K, respectively).

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 4, 2017

YINFU GOLD CORPORATION

/s/ Jiang Libin
Jiang Libin
President, Director